Exhibit 24.02

STATE AUTO FINANCIAL CORPORATION

POWER OF ATTORNEY

For Annual Reports on Form 10-K

The undersigned director or officer of State Auto Financial Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Robert P. Restrepo, Jr., Steven E. English and James A. Yano, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place and stead, in my capacity as director or officer of the Company, to execute the Company’s Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the Company’s fiscal year ended December 31, 2007, for each fiscal year thereafter and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

The undersigned has executed and delivered this Power of Attorney on the date set forth opposite his or her signature below.

Name	Title	Date

/s/ Robert E. Baker	Director	March 7, 2007
Robert E. Baker

/s/ Thomas E. Markert	Director	March 6, 2007
Thomas E. Markert